The Target Portfolio Trust
For the semi-annual period ended 1/31/2015
File number 811-07064


                             SUB-ITEM 77-0

                                EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I. Name of Fund: The Target Portfolio Trust - Small Capitalization Growth Portfolio

1.   Name of Issuer:  New Relic, Inc.

2.   Date of Purchase:  December 12, 2014

3.   Number of Securities Purchased:

4.   Dollar Amount of Purchase:  $4,140.00

5.   Price Per Unit:  $23.00

6.   Name(s) of Underwriter(s) or Dealer(s)
      from whom purchased: Morgan Stanley

7.   Other Members of the Underwriting Syndicate:

JP Morgan

Allen & Company LLC
UBS Investment Bank
JMP Securities
Raymond James & Associates, Inc.



I.   Name of Fund:  The Target Portfolio Trust - Small Capitalization Value
Portfolio

1.   Name of Issuer:  VWR Corporation

2.   Date of Purchase:  October 1, 2014

3.   Number of Securities Purchased:

4.   Dollar Amount of Purchase:  $159,600.00

5.   Price Per Unit:  $21.00

6.   Name(s) of Underwriter(s) or Dealer(s)
      from whom purchased: BofA Merrill Lynch

7.   Other Members of the Underwriting Syndicate:

Goldman Sachs & Co.
J.P. Morgan Securities LLC
Barclays
Deutsche Bank Securities
Citigroup
Jefferies
William Blair
Cowen and Company
Mizuho Securities
SMBC Nikko
Drexel Hamilton
Loop Capital Markets



I.   Name of Fund:  The Target Portfolio Trust - Small Capitalization Value
Portfolio

1.   Name of Issuer:  FMSA Holdings, Inc.

2.   Date of Purchase:  October 2, 2014

3.   Number of Securities Purchased:

4.   Dollar Amount of Purchase:  $209,600.00

5.   Price Per Unit:  $16.00

6.   Name(s) of Underwriter(s) or Dealer(s)
      from whom purchased: Morgan Stanley

7.   Other Members of the Underwriting Syndicate:

Wells Fargo Securities
Barclays
Goldman, Sachs & Co.
Jefferies
J.P. Morgan Securities LLC
KeyBanc Capital Markets
RBC Capital Markets
Baird
Cowen and Company
PNC Capital Markets LLC
Raymond James
Scotiabank/Howard Weil
Simmons & Company International
Tudor, Pickering, Holt & Co.



I.   Name of Fund:  The Target Portfolio Trust - Small Capitalization Value
Portfolio

1.   Name of Issuer:  Ryerson Holding Corp

2.   Date of Purchase:  August 8, 2014

3.   Number of Securities Purchased:

4.   Dollar Amount of Purchase:  $147,400.00

5.   Price Per Unit:  $11.00

6.   Name(s) of Underwriter(s) or Dealer(s)
      from whom purchased: Deutsche Bank Securities

7.   Other Members of the Underwriting Syndicate:

BofA Merrill Lynch
Deutsche Bank Securities
BMO Capital  Markets
JP Morgan Securities LLC
Jefferies
Wells Fargo Securities
KeyBanc Capital Markets
Citigroup
Stephens Inc.
Macquarie Capital
Evercore